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                                                                     Exhibit 5


                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614/227-2000
                             Facsimile: 614/227-2100


                                February 6, 2006

Superconductive Components, Inc.
2839 Charter Street
Columbus, Ohio 43228


Ladies and Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale (the "Offering") of up to an aggregate of 2,281,253 shares of common stock, no par value (the "Shares"), of Superconductive Components, Inc. (the "Company") to be offered for sale by certain selling shareholders, as set forth in the Registration Statement. As counsel to the Company, we have reviewed such documents and considered such legal and factual matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Act, and with the securities or "blue sky" laws of the states in which the Shares are to be offered for sale, the Shares which are the subject of the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to our firm appearing in the prospectus relating to the Offering under the heading "Legal Opinion."

         This opinion is given as of the effective date of the Registration Statement and we assume no obligation to advise you of changes in law or fact that may thereafter be brought to our attention. This opinion is solely for your benefit and may not be relied upon by any other person.


                                         Very truly yours,

                                         /s/ Porter, Wright, Morris & Arthur LLP

                                         PORTER, WRIGHT, MORRIS & ARTHUR LLP